UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2007
Cardica, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA		94063
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (650) 364-9975
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2007 Annual Meeting of Stockholders held on November 14, 2007, the stockholders of Cardica, Inc. (“Cardica”), upon the recommendation of Cardica’s Board of Directors (the “Board”), approved the an amendment to the Cardica, Inc. 2005 Equity Incentive Plan (the “2005 Plan”) to increase the number of shares authorized for issuance under the 2005 Plan by 500,000 shares of common stock.
The 2005 Plan was initially adopted by the Board on October 13, 2005, approved by Cardica’s stockholders on December 27, 2005, and was previously amended by the Board on September 29, 2006, which amendment was approved by Cardica’s stockholders on November 8, 2006. The 2005 Plan was amended by the Board on October 10, 2007.
A fuller description of the 2005 Plan may be found in Cardica’s proxy statement, filed with the Securities and Exchange Commission on October 12, 2007. In addition, the 2005 Plan, as amended, is filed as an exhibit herewith.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.2	Cardica, Inc. 2005 Equity Incentive Plan, as amended. (1)

(1)	Compensation plan or arrangement in which executive officer or director participates.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: November 19, 2007	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.2	Cardica, Inc. 2005 Equity Incentive Plan, as amended. (1)

(1)	Compensation plan or arrangement in which executive officer or director participates.